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                                                                   EXHIBIT 10.30

[AMERICAN TECHNOLOGY CORPORATION LOGO]


July 30, 2003, as amended

Carl Gruenler
12377 Creekview Drive
Poway, CA 92064

Dear Carl:

American Technology Corporation ("ATC") is pleased to present you with this employment offer under the following terms and conditions:

Title:                     Vice President of Military Operations

Start Date:                July 1, 2003

Annual Base Salary:        $110,000.00

Bonus:                     10% annual performance based bonus:

Stock Options:             You will receive 20,000 stock options after the
                           completion of your 90 day probationary period. The options will vest quarterly over a 2-year period. The exercise price will be the fair market value on your first day of employment.

Travel & Entertainment:    A budget will be established for T&E per Company
                           forecasts.

Relocation Package:        The Company will provide you with a relocation
                           package with a maximum budget of $27,500.00.
                           Allowable expenditures are as follows: expenses incurred for the relocation to San Diego, transportation and moving storage fees, packing, real estate commission and other related closing costs associated with the sale of your existing residence, temporary living expenses and travel between the locations outside of business.

Benefits:                  Medical and dental insurance, ATC will provide
                           coverage in terms stated in our Policy Manual.
                           Premiums for both medical and dental insurance for employee and dependents are covered at 100% for HMO levels. If available, the employee can elect to upgrade the coverage at the cost to the employee.
                           Benefits commence on first day of the month of employment. Life insurance coverage is part of the Dental plan and is covered by ATC.

                           ATC observes 9 paid holidays per calendar year. Our Personal Days Off ("PDO") policy is a combination of vacation and sick days. PDO hours are accrued per pay period. Your schedule is as follows:

                           Year one - 3 weeks or 4.62 hours per pay period; Year five - 4 weeks or 6.15 hours per pay period.

                           Vacation Accruals (PDO) will max out at 200 hours.

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                           August 25 through August 31, 2003 (1 week)
                           pre-approved vacation time allotted from year 1 vacation accruals.

                           A 401k package is available with multiple investment options and a company match of 25% of Employees deferral up to 6%.

Position Description:      The military operations division will be responsible
                           for ATC product sales and services to military, government, force protection and physical security markets. Principle responsibilities will be managing the profit center, developing the market and generating sales for the division; leading and developing staff; managing the General Dynamics and other strategic relationships; and interfacing with ATC departments for product spiral development, new product development, manufacturing strategies, and corporate strategy.

Policy Manual:             Additional terms of your employment may be set forth
                           in ATC's Policy Manual, as revised from time to time.
                           The new policy manual will be distributed on or about
                           June 23, 2003. Enclosed is a copy of our current version.

Arbitration:               You will be required to sign the attached Mutual
                           Agreement to Arbitrate ("Arbitration Agreement").
                           (see exhibit)

You are entitled to all the published benefits of the company including, but not limited to those listed above. You are subject to a review after your completion of the 90-day probationary period to determine satisfaction of fulfilling job responsibilities as directed by James Irish, CEO. After successful completion of the probationary period and review you are eligible for time off accrued during the probationary period.

Please sign this offer in the space provided below signifying that you have read and accept the terms herein. Let me say that everyone at ATC is looking forward to having a person of your caliber join the team and hope you feel welcome.

Sincerely,                                                    /s/ CARL GRUENLER
                                                              -----------------
                                                              Carl Gruenler
/s/ RENEE WARDEN
Renee Warden
Director of Human Resources





CEO Reviewed:
              ---------

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                          MUTUAL AGREEMENT TO ARBITRATE

         This Mutual Arbitration Agreement ("Agreement") is entered into between American Technology Corporation ("the Company") and the employee named below ("Employee").

AGREEMENT TO ARBITRATE CERTAIN DISPUTES AND CLAIMS
--------------------------------------------------

         Except as specified below, we agree to arbitrate before a single neutral arbitrator any and all disputes or claims arising from or relating to Employee's recruitment to or employment with the Company, or the termination of that employment, including claims against any current or former agent or employee of the Company, whether the disputes or claims arise in tort, contract, or pursuant to a statute, regulation, or ordinance now in existence or which may in the future be enacted or recognized, including, but not limited to, the following claims:
o claims for fraud, promissory estoppel, fraudulent inducement of contract or breach of contract or contractual obligation, whether such alleged contract or obligation be oral, written, or express or implied by fact or law;

o claims for wrongful termination of employment, violation of public policy and constructive discharge, infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, defamation, unfair business practices, injury suffered as a result of Employee's performance or non-performance of his or her duties, and any other tort or tort-like causes of action relating to or arising from the employment relationship or the formation or termination thereof;

o claims of discrimination, harassment, or retaliation under any and all federal, state and/or municipal statutes, regulations, or ordinances that prohibit discrimination, harassment, or retaliation in employment, as well as claims for violation of any other federal, state, or municipal statute, regulation, or ordinance, except as set forth herein; and

o claims for non-payment or incorrect payment of wages, commissions, bonuses, severance, employee fringe benefits, stock options and the like, whether such claims be pursuant to alleged express or implied contract or obligation, equity, the California Labor Code, the Fair Labor Standards Act, the Employee Retirement Income Securities Act, and any other federal, state, or municipal laws concerning wages, compensation or employee benefits.

o claims for infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, violation of public policy, defamation, unfair business practices, invasion of privacy, and any other tort or tort-like causes of action relating to or arising from the employment relationship or the formation or termination thereof.

o claims arising out of or relating to the grant, exercise, vesting and/or issuance of equity in the Company or options to purchase equity in the Company.

We understand and agree that arbitration of the disputes and claims covered by this Agreement shall be the sole and exclusive mechanism for resolving any and all existing and future disputes or claims arising out of Employee's recruitment to or employment with the Company or the termination thereof, except as specified below.

CLAIMS NOT SUBJECT TO ARBITRATION
---------------------------------

We further understand and agree that the following disputes and claims are not covered by this Agreement and shall therefore be resolved as required by the law then in effect:
o Employee's claims for workers' compensation benefits, unemployment insurance, or state or federal disability insurance.

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o        Either party's claims concerning the validity, infringement, enforceability, disclosure or misappropriation of any trade secret, patent right, copyright, trademark, or any other intellectual or confidential property held or sought by Employee or the Company.

o Either party's request for temporary injunctive relief prior to resolution of the dispute on its merits in an arbitration proceeding.

o Any other dispute or claim that has been expressly excluded from arbitration by statute or binding legal precedent.

o Any claims which, as a matter of law then in effect, cannot be the subject of a mandatory arbitration agreement.

Nothing in this Agreement should be interpreted as restricting or prohibiting the Employee from filing a charge or complaint with a federal, state, or local administrative agency charged with investigating and/or prosecuting complaints under any applicable federal, state or municipal law or regulation. Any dispute or claim that is not resolved through the federal, state, or local agency must be submitted to arbitration in accordance with this Agreement.

FINAL AND BINDING ARBITRATION; WAIVER OF TRIAL BEFORE COURT, JURY OR GOVERNMENT
-------------------------------------------------------------------------------
AGENCY
------

We understand and agree that the arbitration of disputes and claims under this Agreement shall be instead of a trial before a court or jury or a hearing before a government agency. We understand and agree that, by signing this Agreement, we are expressly waiving any and all rights to a trial before a court or jury or before a government agency regarding any disputes and claims which we now have or which we may in the future have that are subject to arbitration under this Agreement, except as provided in the preceding section.

ARBITRATION PROCEDURES
----------------------
Any arbitration held under this Agreement shall be conducted before a single neutral arbitrator and shall be administered by JAMS, unless the parties otherwise stipulated. The party initiating arbitration must provide written notice of the request to arbitrate to the other party and to JAMS within the applicable statute(s) of limitations. Written notice to the Company is to be directed to the Company's Human Resources Department. The arbitration shall be conducted in accordance with the JAMS Employment Arbitration Rules and Procedures (the "JAMS Rules") in effect at the time of the arbitration; provided, however, that the arbitrator shall allow the discovery authorized by California Code of Civil Procedure section 1283.05 or any other discovery required by California law. The parties shall attempt to jointly select the single neutral arbitrator. If they are unable to reach agreement, the procedures contained in the JAMS Rules shall apply, or JAMS shall appoint the single arbitrator. To the extent that any of the JAMS Rules or anything in this Agreement conflicts with any arbitration procedures required by California law, the arbitration procedures required by California law shall govern.

PLACE OF ARBITRATION
--------------------
The arbitration shall take place in San Diego County, California, or, at the Employee's option, in the county in which the Employee works, or last worked, for the Company. The parties may agree to hold the arbitration at any other place mutually agreeable to both of them.

DISCOVERY
---------
The arbitrator shall allow the discovery authorized by California Code of Civil Procedure section 1283.05 or any other discovery required by California law.

WRITTEN ARBITRATION AWARD
-------------------------
The Arbitrator shall issue a written Award that sets forth the essential findings and conclusions on which the Award is based. The Arbitrator shall have the authority to award any relief authorized by law in connection with the asserted claims or disputes. The Arbitrator's Award shall be final and binding

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on both the Company and Employee and it shall provide the exclusive remedy(ies)
for resolving any and all disputes and claims subject to arbitration under this Agreement. The Arbitrator's Award shall be subject to correction, confirmation, or vacation, as provided by California Code of Civil Procedure Section 1285.8 ET SEQ and any applicable California case law setting forth the standard of judicial review of arbitration Awards.

GOVERNING LAW
-------------
We understand and agree that this Agreement and its validity, construction and performance shall be governed by the laws of the State of California, without reference to rules relating to conflicts of law. We further understand and agree that any dispute(s) and claim(s) to be arbitrated under this Agreement shall be governed by the laws of the State of California, without reference to rules relating to conflicts of law.

COSTS OF ARBITRATION
--------------------
We agree that the Company will bear the arbitrator's fee and any other type of expense or cost that the employee would not be required to bear if he or she were free to bring the dispute(s) or claim(s) in court as well as any other expense or cost that is unique to arbitration. If the Employee is the party initiating arbitration, he or she will be required to contribute to the administrative costs of the arbitration the same amount which he or she would have paid as a filing fee in order to commence the action in a civil court of law. The Company and Employee shall each bear their own attorneys' fees incurred in connection with the arbitration, and the arbitrator will not have authority to award attorneys' fees unless a statute or contract at issue in the dispute specifically authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys' fees as required or permitted by applicable law. If there is a dispute as to whether the Company or Employee is the prevailing party in the arbitration, the Arbitrator will decide this issue.

SEVERABILITY
------------
We understand and agree that if any term or portion of this Agreement shall, for any reason, be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of this Agreement shall not be affected by such invalidity or unenforceability but shall remain in full force and effect, as if the invalid or unenforceable term or portion thereof had not existed within this Agreement.

COMPLETE AGREEMENT
------------------
We understand and agree that this Agreement contains the complete agreement between the Company and Employee regarding the subjects covered in it; that it supersedes any and all prior representations and agreements between us, if any; and that it may be modified only in a writing, expressly referencing this Agreement and Employee by full name, and signed by the Chief Executive Officer of the Company. Any such written modification must also state the intention of the parties to modify this Arbitration Agreement.

KNOWING AND VOLUNTARY AGREEMENT
-------------------------------
We have been advised to consult with attorneys of our own choosing before signing this Agreement, and we have had an opportunity to do so. We agree that we have read this Agreement carefully and understand that by signing it, we are waiving all rights to a trial or hearing before a court or jury or government agency of any and all disputes and claims regarding Employee's employment with the Company or the recruitment to or termination thereof (except as otherwise stated herein).

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CONSIDERATION
-------------
The parties' mutual agreement to arbitrate the claims identified herein, and the Company's agreement to pay most of the costs associated with the arbitration, provide good and sufficient consideration for the mutual promises to arbitrate.

Date:  6/17/2003                        /s/ CARL GRUENLER
       ------------------------         ---------------------------------------
                                        Carl Gruenler


                                        AMERICAN TECHNOLOGY CORPORATION

Date:  6/17/2003                        /s/ RENEE WARDEN
       ------------------------         ---------------------------------------
                                        By: Renee Warden
                                        Chief Accounting Officer, Secretary and
                                        Director of Human Resources